As filed with the Securities and Exchange Commission on March 28, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TIGER RENEWABLE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Nevada	2860	84-1665042
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

6600 Trans-Canada, Suite 519
Pointe-Claire, Quebec H9R 4S2
Canada
514-771-3795
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporate Creations Network Inc.
8275 South Eastern Avenue, Suite 200-47
Las Vegas, NV 89123
(800) 672-9110
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Travis L. Gering, Esq.
Wuersch & Gering LLP
100 Wall Street, 21st  Floor
New York, NY 10005
(212) 509-5050

Approximate date of commencement of proposed sale to the public: From time-to-time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-146997)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☐  Non-accelerated filer  ☐  Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock for sale by us	1,372,000	$2.25		$3,087,000		$121.32
Common Stock for sale by selling stockholders	1,500,000	$1.05	(1)	$1,575,000	(1)	$61.90

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of the basis of $1.05 per share as the average of the high and low prices of the Registrant's common stock on March 24, 2008, as quoted on the Over-the-Counter-Bulletin-Board quotation system.

(2) The Registrant previously registered an aggregate $23,310,000 worth of its common stock on a Registration Statement on Form S-1 (File No. 333-146997), for which a filing fee of $715.62 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement on Form S-1 relates to the public offering of common stock of Tiger Renewable Energy Ltd. contemplated by the Registration Statement on Form S-1 (File No. 333-146997), as amended (the "Prior Registration Statement"), declared effective on March 17, 2008 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 2,872,000 shares, including 1,372,000 shares of common stock for sale by the Company and increase of 1,500,000 shares for sale by one of the Company’s selling stockholders, Capex Investments Limited. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference to the Prior Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Montreal on this 28th day of March, 2008.

Tiger Renewable Energy Ltd.

By:	/s/ James Pak Chiu Leung
Name: James Pak Chiu Leung
Title: Principal Executive Officer

By:	/s/ Michel St-Pierre
Name: Michel St-Pierre
Title: Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
/s/ Arthur Rawl*
Name:	Arthur Rawl*
Title:	Chairman of the Board
Dated:	March 28, 2008

/s/ James Pak Chiu Leung
Name:	James Pak Chiu Leung
Title:	Chief Executive Officer,
President and Director
Dated:	March 28, 2008

/s/ Guy Chevrette*
Name:	Guy Chevrette*
Title:	Director
Dated:	March 28, 2008

/s/ Naim Kosaric*
Name:	Naim Kosaric*
Title:	Director
Dated:	March 28, 2008

* Executed by Mr. James Pak Chiu Leung pursuant to the Power of Attorney executed on October 26, 2007 granting signatory authority to Mr. James Pak Chiu Leung by each such person as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement. Such powers are hereby filed as Exhibit 24 hereto and incorporated herein by reference thereto.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

Exhibit 5.1	Opinion of Michael Morrison, Nevada counsel to the Company. Opinion based upon Nevada state law.

Exhibit 23.1	Consent of Raymond Chabot Grant Thornton LLP

Exhibit 23.2	Consent of Malone & Bailey, PC

Exhibit 23.3	Consent of Michael Morrison, Nevada counsel to the Company (included in Exhibit 5.1).

Exhibit 24	Power of Attorney, incorporated by reference to Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 17, 2008.